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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report: (Date of earliest event reported): July 27, 2001


                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

         California                       1-6615                95-2594729
(State or other jurisdiction of   (Commission file number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


                 7800 Woodley Avenue, Van Nuys, California    91406
               (Address of principal executive offices)    (Zip Code)

                                 (818) 781-4973
              (Registrant's telephone number, including area code)

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ITEM 4.  Changes in Registrant's Certifying Accountant

     Arthur Andersen LLP was previously the principal accountant for Superior Industries International, Inc. (the "Company"). On July 27, 2001, the Company's Audit Committee recommended to the Company's Board of Directors that Arthur Andersen LLP's appointment as principal accountant be terminated and PricewaterhouseCoopers LLP be engaged as principal accountant. The Audit Committee's recommendation to change accountants was approved by the Company's Board of Directors on that date.

     In connection with the audits of the two fiscal years ended December 31, 2000, and during the subsequent interim period through July 27, 2001, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused Arthur Andersen LLP to make reference thereto in their report on the financial statements for such years.

     The audit reports of Arthur Andersen LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 1999 and December 31, 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     The Company requested that Arthur Andersen LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the above statements. A copy of such letter, dated July 24, 2001, is filed as Exhibit 16 to this Form 8-K.

     During the two fiscal years ended December 31, 2000 and subsequent interim period through July 27, 2001, the Company did not consult with PricewaterhouseCoopers LLP regarding the application of generally accepted accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements.

ITEM 7.  Financial Statements and Exhibits:

     (c)  Exhibits

          16.  Letter of Arthur Andersen LLP


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


SUPERIOR INDUSTRIES INTERNATIONAL, INC.



By:  /s/  R. Jeffrey Ornstein
     Vice President and CFO

Dated:  July 27, 2001